DLH Reports Fiscal 2023 First Quarter Results
Completed acquisition of GRSi, Revenue of $72.7 million; Debt reduction underway
Atlanta, Georgia – February 8, 2023 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of research and development, systems engineering and integration, and digital transformation solutions to federal agencies, today announced financial results for its fiscal first quarter ended December 31, 2022.

Highlights
•First quarter revenue was $72.7 million in fiscal 2023 versus $152.8 million in fiscal 2022. The prior year period included $91.1 million from the short-term FEMA contract in Alaska.
•First quarter revenue included $6.9 million from our acquisition of Grove Resource Solutions ("GRSi"). Adjusted revenue1 for the quarter was $65.9 million, indicating healthy growth from adjusted revenue of $61.7 million for the prior year period.
•On a GAAP basis, earnings were $1.5 million, or $0.11 per diluted share, for the fiscal 2023 first quarter versus $7.8 million, or $0.55 per diluted share, for the first quarter of fiscal 2022. Adjusted net income1 was $3.6 million, for the fiscal 2023 first quarter versus $3.1 million for the prior year period.
•Adjusted Diluted Earnings per share1 was $0.25 for the fiscal 2023 first quarter versus $0.22 for the prior year period.
•Total debt at closing of the GRSi acquisition was $207.6 million, which was reduced to $203.4 million at December 31, 2022, reflecting strong cash flow to close the fiscal quarter.
•Contract backlog was $942.7 million as of December 31, 2022, including approximately $492.9 million from GRSi, versus $482.5 million at the beginning of the fiscal year.
•To assist in year-over-year comparisons of results, the Company is providing additional non-GAAP measures at the end of this earnings release.

Management Discussion
"I'm pleased to say that we're off to a great start for what promises to be a transformational year at DLH, having completed a game-changing acquisition that we are confident sets the stage for continued growth and solid results going forward," said Zach Parker, DLH President and Chief Executive Officer. "The GRSi transaction has greatly enhanced our technology capabilities, added hundreds of highly credentialed staff to the Company, and expanded our business in cloud-based enterprise modernization and cyber security solutions to civilian and military agencies. GRSi expanded its market presence in 2022, ultimately producing approximately $120 million of revenue volume for the year. While taking on debt for this key acquisition, we will – as always – utilize the company’s cash flow generation to de-lever the balance sheet as expeditiously as possible. With backlog now approximately $1 billion, and a foundation for strong performance, we view fiscal 2023 as pivotal to our future success."

1 Adjusted Revenue, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Share, EBITDA, Adjusted EBITDA, EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Adjusted Revenue are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional detail
.

Results for the Three Months Ended December 31, 2022
Revenue for the first quarter of fiscal 2023 was $72.7 million versus $152.8 million in fiscal 2022, with the prior year period reflecting the $91.1 million contribution from the short-term FEMA contracts in Alaska. GRSi contributed approximately $6.9 million in the quarter, following the closing of the acquisition on December 8, 2022. While total revenues for the first quarter were down $80.1 million compared to the prior year period due to the short-term contribution of the FEMA contracts, excluding revenue from both the FEMA contracts and GRSi transaction, annual Adjusted Revenue growth was approximately $4.2 million.

Income from operations was $3.9 million for the quarter versus $11.2 million in the prior-year period and, as a percentage of revenue, the Company reported an operating margin of 5.4% in the fiscal 2023 first quarter versus 7.3% in fiscal 2022. Adjusted operating income1 for the current quarter was $5.3 million, versus $4.9 million in the prior year period.

Interest expense was $1.8 million in the fiscal first quarter of 2023 versus $0.7 million in the prior-year period, reflecting higher debt outstanding due to the acquisition of GRSi and increased interest rates. Following the close of the quarter, we implemented an additional floating-to-fixed interest rate swap. The notional amount of the interest rate swaps increased to $112.2 million, or approximately 60% of the term debt outstanding, with the remaining balance of debt subject to floating interest rates. The fixed rate is 4.10% plus applicable credit spread and the swap matures in January 2026. We believe the swap will substantially mitigate interest rate risk. Income before income taxes was $2.1 million this year versus $10.5 million in fiscal 2022, representing 2.9% and 6.9% of revenue, respectively, for each period.

For the three months ended December 31, 2022 and 2021, respectively, DLH recorded a $0.5 million and $2.7 million provision for income taxes. The Company reported net income of approximately $1.5 million, or $0.11 per diluted share, for the first quarter of fiscal 2023 versus $7.8 million, or $0.55 per diluted share, for the first quarter of fiscal 2022. As a percentage of revenue, net income was 2.1% for the first quarter of fiscal 2023 versus 5.1% for the prior year period. Adjusted net income for the fiscal 2023 quarter was $3.6 million resulting in adjusted diluted earnings per share of $0.25 per diluted share compared to adjusted net income for the prior year period of $3.1 million or adjusted diluted earnings per share of $0.22.

On a non-GAAP basis, EBITDA for the three months ended December 31, 2022 was approximately $6.3 million versus $13.2 million in the prior-year period, or 8.7% and 8.6% of revenue, respectively. Adjusted EBITDA1 was $7.2 million versus $6.9 million for the prior year period, or 10.9% and 11.1% of adjusted revenue, respectively.
Key Financial Indicators
For the 2023 first fiscal quarter, DLH produced $8.0 million in operating cash. As of December 31, 2022, the Company had cash of $1.4 million and debt outstanding under its credit facilities of $203.4 million versus cash of $0.2 million and debt outstanding of $22.0 million as of September 30, 2022. Our debt balance immediately following the acquisition of GRSi of $207.6 was reduced by $4.2 million by the close of the quarter.

At December 31, 2022, total backlog was approximately $942.7 million, including funded backlog of approximately $164.0 million, and unfunded backlog of $778.7 million.

Conference Call and Webcast Details
DLH management will discuss first quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time tomorrow, February 9, 2023. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 8037941.

About DLH
DLH (NASDAQ:DLHC) enhances public health and national security readiness missions through science, technology, cyber, and engineering solutions and services. Our experts solve some of the most complex and critical missions faced by federal customers, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With over 3,200 employees dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to innovative solutions to improve the lives of millions. For more information, visit www.DLHcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the impact of the novel coronavirus (“COVID-19”), including the measures to reduce its spread, and its impact on the economy and demand for our services, are uncertain, cannot be predicted, and may precipitate or exacerbate other risks and uncertainties; the risk that we will not realize the anticipated benefits of our acquisition of GRSi or any other acquisitions (including anticipated future financial performance and results); the diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations resulting from our recent acquisition; the inability to retain employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; our ability to manage our increased debt obligations; compliance with bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the ability to successfully integrate the operations of GRSi or any future acquisitions; the impact of inflation and higher interest rates; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.

Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.
CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com
TABLES TO FOLLOW

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands except per share amounts)

	(unaudited)
	Three Months Ended
	December 31,
	2022	2021
Revenue	$72,738	$152,801
Cost of Operations:
Contract costs	57,256	132,686
General and administrative costs	7,424	6,911
Corporate development costs	1,735	—
Depreciation and amortization	2,402	1,985
Total operating costs	68,817	141,582
Income from operations	3,921	11,219
Interest expense	1,830	672
Income before provision for income taxes	2,091	10,547
Provision for income taxes	544	2,743
Net income	$1,547	$7,804

Net income per share - basic	$0.12	$0.61
Net income per share - diluted	$0.11	$0.55
Weighted average common shares outstanding
Basic	13,306	12,749
Diluted	14,276	14,295

DLH HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	December 31, 2022	September 30, 2022
	(unaudited)
ASSETS
Current assets:
Cash	$1,364	$228
Accounts receivable	65,178	40,496
Other current assets	3,249	2,878
Total current assets	69,791	43,602
Equipment and improvements, net	1,875	1,704
Operating lease right-of-use assets	19,595	16,851
Goodwill	139,277	65,643
Intangible assets, net	136,729	40,884
Other long-term assets	61	328
Total assets	$367,328	$169,012
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Operating lease liabilities - current	$3,379	$2,235
Accrued payroll	16,540	9,444
Debt obligations - current, net of deferred financing costs	28,505	—
Accounts payable and accrued liabilities	32,711	26,862
Total current liabilities	81,135	38,541
Long-term liabilities:
Deferred taxes, net	1,521	1,534
Operating lease liabilities - long-term	18,221	16,461
Debt obligations - long-term, net of deferred financing costs	165,942	20,416
Total long-term liabilities	185,684	38,411
Total liabilities	266,819	76,952
Shareholders' equity:
Common stock, $0.001 par value; authorized 40,000 shares; issued and outstanding 13,757 and 13,047 at December 31, 2022 and September 30, 2022, respectively	14	13
Additional paid-in capital	97,958	91,057
Retained earnings	2,537	990
Total shareholders’ equity	100,509	92,060
Total liabilities and shareholders' equity	$367,328	$169,012

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	(unaudited)
	Three Months Ended
	December 31,
	2022	2021
Operating activities
Net income	$1,547	$7,804
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,402	1,985
Amortization of deferred financing costs charged to interest expense	276	151
Stock-based compensation expense	552	500
Deferred taxes, net	(13)	—
Changes in operating assets and liabilities
Accounts receivable	780	(13,396)
Other current assets	994	(632)
Accrued payroll	347	1,851
Deferred revenue	—	(12,125)
Accounts payable and accrued liabilities	1,075	(2,335)
Other long-term assets and liabilities	13	42
Net cash provided by (used in) operating activities	7,973	(16,155)
Investing activities
Business acquisition, net of cash acquired	(179,958)	—
Purchase of equipment and improvements	(384)	—
Net cash used in investing activities	(180,342)	—
Financing activities
Proceeds from debt obligations	200,703	6,000
Repayments of debt obligations	(19,327)	(9,875)
Payments of deferred financing costs	(7,221)	—
Proceeds from issuance of common stock upon exercise of options and warrants	—	200
Payment of tax obligations resulting from net exercise of stock options	(650)	—
Net cash provided by (used in) financing activities	173,505	(3,675)

Net change in cash	1,136	(19,830)
Cash - beginning of period	228	24,051
Cash - end of period	$1,364	$4,221

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$339	$513
Cash paid during the period for income taxes	$5	$—

Supplemental disclosure of non-cash activity
Common stock surrendered for the exercise of stock options	$238	$—

Non-GAAP Financial Measures
The Company uses EBITDA and EBITDA Margin on Revenue as supplemental non-GAAP measures of performance. We define EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization. EBITDA Margin on Revenue is EBITDA for the measurement period divided by revenue for the same period.

The Company is presenting additional non-GAAP measures to describe the impact on its financial performance from the acquisition of GRSi for the three months ended December 31, 2022 and the two short-term FEMA task orders for the three months ended December 31, 2021. The measures presented are Adjusted Revenue, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted EBITDA, and Adjusted EBITDA Margin on Adjusted Revenue. In calculating these measures, we have removed the contribution from GRSi, including the corporate and incremental borrowing costs associated with completing the acquisition, as well as the FEMA task orders. These resulting measures present the quarterly financial performance compared to results delivered in the prior year period. Definitions of these additional non-GAAP measures are set forth below.

We prepare these additional non-GAAP measures to eliminate the impact of items that we do not consider indicative of ongoing operating performance due to their inherent unusual or extraordinary nature. These non-GAAP measures of performance are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.

These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies in our industry. Adjusted Revenue, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Share, EBITDA, Adjusted EBITDA, EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Adjusted Revenue are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance investors should (i) evaluate each adjustment in our reconciliation to the nearest GAAP financial measures and (ii) use the aforementioned non-GAAP measures in addition to, and not as an alternative to, revenue, operating income, net income or diluted EPS, as measures of operating results, each as defined under GAAP. We have defined these non-GAAP measures as follows:

“Adjusted Revenue” represents revenue less the contribution to revenue from the short-term FEMA task orders and the contribution to revenue from GRSi for the period following the closing of the acquisition.

“Adjusted Operating Income” represents operating income less the contribution from GRSi, including the corporate and incremental borrowing costs associated with completing the acquisition, as well as the FEMA task orders.

“Adjusted Net Income” represents net income less the contribution from GRSi, including the corporate and incremental borrowing costs associated with completing the acquisition, as well as the FEMA task orders.

“Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income.

“Adjusted EBITDA” represents net income before income taxes, interest, depreciation and amortization and the contribution from GRSi, including the corporate and incremental borrowing costs associated with completing the acquisition, as well as the FEMA task orders. “Adjusted EBITDA Margin on Adjusted Revenue” is calculated as Adjusted EBITDA divided by Adjusted Revenue.

Below is a reconciliation of Adjusted Revenue, Adjusted Operating Income, Adjusted Net Income, Adjusted diluted earnings per share, EBITDA, Adjusted EBITDA, EBITDA Margin on Revenue and Adjusted EBITDA Margin on Adjusted Revenue reported for the three months ended December 31, 2022 and 2021 compared to the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands except for per share amounts):

	Three Months Ended
	December 31,
	2022	2021
Adjusted Revenue
Revenue	$72,738	$152,801
Less: acquired revenue (a)	6,878	—
Less: FEMA task orders to support Alaska (b)	—	91,125
Adjusted Revenue	$65,860	$61,676

Adjusted Operating Income
Operating Income	$3,921	$11,219
Corporate development costs (c)	1,735	—
Less: acquired operating income (a)	346	—
Less: FEMA task orders to support Alaska (b)	—	6,346
Adjusted Operating Income	$5,310	$4,873

Adjusted Net Income
Net income	$1,547	$7,804
Corporate development costs (c)	1,735	—
Incremental financing costs (d)	1,352	—
Less: acquired operating income (a)	346	—
Less: FEMA task orders to support Alaska (b)	—	6,346
Adjustments for tax effect (e)	(713)	1,650
Adjusted Net Income	$3,575	$3,108

Adjusted Diluted earnings per share
Weighted average diluted shares outstanding	14,276	14,295
Diluted earnings per share	$0.11	$0.55
Adjusted net income per diluted share	$0.25	$0.22

EBITDA, Adjusted EBITDA, EBITDA Margin on Revenue & Adjusted EBITDA Margin on Adjusted Revenue
Net Income	$1,547	$7,804
Depreciation and amortization	2,402	1,985
Interest expense	1,830	672
Provision for income taxes	544	2,743
EBITDA	$6,323	$13,204
Corporate development costs (c)	1,735	$—
Less: acquired EBITDA (f)	$858	$—
Less: FEMA task order to support Alaska (b)	$—	$6,346
Adjusted EBITDA	$7,200	$6,858
Net income margin on Revenue	2.1%	5.1%
EBITDA Margin on Revenue	8.7%	8.6%
Adjusted EBITDA Margin on Adjusted Revenue	10.9%	11.1%

(a): Represents the operating results for GRSi following the closing of the acquisition on December 8, 2022 to December 31, 2022 Operating income for GRSi is derived by subtracting from the revenue attributable to GRSi following the closing of the acquisition during the three months ended December 31, 2022 of $6.9 million the following amounts associated with GRSi: contract costs of $5.4 million, general & administrative costs of $0.6 million, amortization expense of $0.5 million.

(b): Represents the operating results for the FEMA task orders during the during three months ended December 31, 2021. Operating income for the FEMA task orders is derived by subtracting from the revenue attributable to such task orders during the three months ended December 31, 2021 of $91.1 million the following amounts associated with such task orders: contract costs of $84.2 million and general & administrative costs of $0.6 million.

(c): Represents corporate development costs we incurred to complete the GRSi transaction. These costs primarily include legal counsel, financial due diligence, customer market analysis and representation and warranty insurance premiums.

(d): Incremental interest expense incurred following the completion of the GRSi acquisition on December 8, 2022.

(e): Reflects the tax effect of adjustments at the effective tax rate of 26%, which approximates our blended federal and state tax rates.

(f): Reflects operating income of GRSi following the closing of the acquisition of $0.4 million and depreciation and amortization expense of $0.5 million.